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                                                                     EXHIBIT 3.1




                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                              DECLARATION OF TRUST
                                       OF
                             AMRESCO CAPITAL TRUST


         The undersigned, acting as the Trust Managers of a real estate investment trust under the Texas Real Estate Investment Trust Act, as amended (the "Texas REIT Act"), hereby adopt the following First Amendment to Amended and Restated Declaration of Trust as recorded in the Dallas County Clerk's Office on February 3, 1998 as Document No. 30979, Vol. 98022, Page 00055.


         ARTICLE 1. Article XIV of the Amended and Restated Declaration of Trust is replaced in its entirety by the following:

                                  ARTICLE XIV

                 (a) The Trust shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities that qualify the named defendant or respondent as an Indemnitee, to the fullest extent that indemnification is permitted by Texas law. To the extent that indemnification is not permitted under Texas law to the extent a Person or Indemnitee is found liable on the basis that personal benefit was improperly received by him or is found liable to the Company, a Person or an Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee.

                 (b) Without limitation of this paragraph (b) of Article XIV and in addition to the indemnification provided for in paragraph
         (a) of Article XIV, the Trust shall indemnify every Indemnitee against reasonable expenses incurred by such Indemnitee in connection with any Proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to in paragraph
         (a) of this Article XIV, if such
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         Person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

                 (c) Reasonable expenses (including court costs and attorneys' fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid or reimbursed by the Trust at reasonable intervals in advance of the final disposition of such Proceeding after receipt by the Trust of a written affirmation from the Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification under Texas law and a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that he is not entitled to be indemnified by the Trust as authorized in this Article XIV. Such written undertaking shall be an unlimited general obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Article XIV, the Trust may pay or reimburse expenses incurred by an Indemnitee in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not named a defendant or respondent in the Proceeding.

                 (d) The indemnification provided by this Article XIV shall (i) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Bylaws, any law, agreement or vote of shareholders or disinterested Trust Managers, or otherwise, or under any policy or policies of insurance purchased and maintained by the Trust on behalf of any Indemnitee, both as to action in his Official Capacity and as to action in any other capacity, (ii) continue as to a Person who has ceased to be in the capacity by reason of which he was an Indemnitee with respect to matters arising during the period he was in such capacity and (iii) inure to the benefit of the heirs, executors and administrators of such a Person.

                 (e) The provisions of this Article XIV (i) are for the benefit of, and may be enforced by, each Indemnitee of the Trust, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Trust and such Indemnitee and (ii) constitute a continuing offer to all present and future Indemnities. The Trust, by its adoption of this Declaration of Trust, (i) acknowledges and agrees that each Indemnitee has relied upon and will continue to rely upon the provisions of this Article XIV in becoming, and serving in any of the capacities that qualify the named defendant or respondent as an Indemnitee, (ii) waives reliance upon, and all notices of acceptance of, such provisions by such Indemnities and
         (iii) acknowledges



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         and agrees that no present or future Indemnitee shall be prejudiced in his right to enforce the provisions of this Article XIV in accordance with their terms by any act or failure to act on the part of the Trust.

                 (f) No amendment, modification or repeal of this Article XIV or any provision of this Article XIV shall in any manner terminate, reduce or impair the right of any past, present or future Indemnities to be indemnified by the Trust, nor the obligation of the Trust to indemnify any such Indemnities, under and in accordance with the provisions of this Article XIV as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.

                 (g) If the indemnification provided in this Article XIV is either (i) insufficient to cover all costs and expenses incurred by any Indemnitee as a result of such Indemnitee being made or threatened to be made a defendant or respondent in a Proceeding by reason of his holding or having held a position that qualifies the named defendant or respondent as an Indemnitee or (ii) not permitted by Texas law, the Trust shall indemnify, to the fullest extent that indemnification is permitted by Texas law, every Indemnitee with respect to all costs and expenses incurred by such Indemnitee as a result of such Indemnitee being made or threatened to be made a defendant or respondent in a Proceeding by reason of his holding or having held a position that qualifies the defendant as an Indemnitee.

                 (h)      The indemnification provisions contained in this
         Article XIV may be amended only by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding Shares.

         IN WITNESS WHEREOF, the undersigned Trust Managers do hereby execute this First Amendment to Amended and Restated Declaration of Trust effective as of the 27th day of April, 1998.

                                             /s/ ROBERT L. ADAIR III
                                             -----------------------------------
                                             Robert L. Adair III

                                             /s/ ROBERT H. LUTZ, JR.
                                             -----------------------------------
                                             Robert H. Lutz, Jr.





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                                             /s/ MARK D. GIBSON
                                             -----------------------------------
                                             Mark D. Gibson





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                                ACKNOWLEDGEMENT



STATE OF TEXAS            )
                          )
COUNTY OF DALLAS          )


         On April 27, 1998, before me, the undersigned Notary Public, duly commissioned and qualified within and for the State and County aforesaid, personally came and appeared Robert L. Adair III personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity as Trust Manager of AMRESCO Capital Trust.

         Witness my hand and official seal.


                                                     /s/ PATTI WOMACK
            [SEAL]                          -----------------------------------

                                            -----------------------------------
                                                        NOTARY PUBLIC





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                                ACKNOWLEDGEMENT

STATE OF TEXAS            )
                          )
COUNTY OF DALLAS          )


         On April 27, 1998, before me, the undersigned Notary Public, duly commissioned and qualified within and for the State and County aforesaid, personally came and appeared Robert H. Lutz, Jr. personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity as Trust Manager of AMRESCO Capital Trust.

         Witness my hand and official seal.


                                                     /s/ PATTI WOMACK
                                             -----------------------------------
        [SEAL]
                                             -----------------------------------
                                                        NOTARY PUBLIC





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                                ACKNOWLEDGEMENT

STATE OF TEXAS            )
                          )
COUNTY OF DALLAS          )


         On April 27, 1998, before me, the undersigned Notary Public, duly commissioned and qualified within and for the State and County aforesaid, personally came and appeared Mark D. Gibson, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity as Trust Manager of AMRESCO Capital Trust.

         Witness my hand and official seal.

                                                   /s/ DENISE LOWENBERG
                                             -----------------------------------

                                             -----------------------------------
                                                        NOTARY PUBLIC

                                                            [SEAL]



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